Exhibit 10.3

PLACEMENT AGENT AGREEMENT

Dated August 27, 2008

Newbridge Securities Corporation
1451 West Cypress Creek Road, Suite 204
Fort Lauderdale, FL 33309

Gentlemen:

1.	Offering.

A. China Industrial Waste Management, Inc., a Nevada corporation (the “Company”), hereby engages Newbridge Securities Corporation (“Newbridge”) as “Placement Agent” to act as its exclusive placement agent in connection with the issuance and sale by the Company (the “Offering”) of up to $3,300,000 of Units, at $60,000 per Unit, payable upon subscription, each Unit consisting of 20,000 shares of the Company’s restricted common stock, par value $.001 per share (“Common Stock”), one three-year Class A Warrant to 10,000 shares of Common Stock at an exercise price of $3.50 per share (the “Class A Warrants”) and one three-year Class B warrant to purchase 10,000 shares of Common Stock at an exercise price of $4.50 per share (the “Class B Warrants” (the “Class A Warrants and Class B Warrants may be hereinafter collectively referred to as “Warrants” and the Common Stock issuable upon exercise of the Warrants may be hereinafter collectively referred to herein as the “Warrant Shares”). The Placement Agent is hereby authorized to engage, at its option, the services of other broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) to assist it in soliciting subscribers and to remit to such broker-dealers all or a portion of the commissions payable to the Placement Agent hereunder as it shall determine, to the extent permitted by the rules and regulations of FINRA.

The Offering is subject to (i) the terms and conditions set forth in the Company’s Confidential Term Sheet dated August 21, 2008 (such memorandum with all amendments and exhibits thereto (the “Memorandum”). The Offering is also subject to a subscription agreement and investor certification, both of which are attached as Exhibits to the Memorandum (collectively, the “Subscription Agreements”). (The Subscription Agreement and the Memorandum are collectively referred to as the “Offering Documents”). The Company shall issue and sell to Placement Agent or its designee(s), for nominal consideration, (i) three-year warrants (“Placement Agent Warrant”) to purchase Units at the rate of one Unit for each ten Units sold in the Offering, at an exercise price equal to 120% of the offering price of the Units (the “Placement Agent Units”) and (ii) upon the Closing of the sale of 45 Units, one (1) Placement Agent Closing Unit (“Placement Agent Closing Unit”) consisting of 150,000 shares of Common Stock (the “Placement Agent Closing Shares”) and one five-year warrant (the “Placement Agent Closing Warrant”) to purchase 300,000 shares of Common Stock (the “Placement Agent Closing Warrant Shares”) in the following amounts and exercise prices: 75,000 with an exercise price of $3.50 per share; 75,000 with an exercise price of $4.00 per share; 75,000 with an exercise price of $4.50 per share; and 75,000 with an exercise price of $5.00 per share. The Common Stock included in the Placement Agent Units, Placement Agent Closing Unit and shares underlying the Placement Agent Warrant and Placement Agent Closing Warrant Shares are hereinafter sometimes collectively referred to as the Placement Agent Shares.

The Common Stock, the Warrants, the Warrant Shares, the Placement Agent Shares, the Placement Agent Warrants, Placement Agent Closing Warrants, the Placement Agent Units, and Placement Agent Closing Unit are hereinafter sometimes collectively referred to as the “Securities.”

B. The Common Stock and Warrants will be offered to investors (“Purchasers”) without registration under the Securities Act of 1933, as amended (the “Securities Act”). Purchasers of the Common Stock will be granted certain registration rights with respect to the Common Stock as more fully set forth in the Subscription Agreements. The Units will be offered by the Placement Agent on an “all or none” basis with respect to 34 Units and thereafter, on a “best efforts” basis until all the Units are sold or the offering period terminates, whichever occurs first. The Company reserves the right to increase the size of the Offering by an additional 11 Units without notice to subscribers or investors. The Company will issue the certificates representing the Common Stock and Warrants at one or more closings (the “Closing”) after subscriptions have been received and accepted by the Company and when funds from investors have cleared the banking system in the normal course of business.

C. The Offering shall terminate on September 30, 2008, unless the Company extends the Offering at its sole discretion up to an additional thirty (30) day period without notice to the investors (the “Offering Period”).

2.	Information.

A. The Common Stock and Warrants shall have the terms set forth in and shall be offered by the Company by means of the Offering Documents. Payment for the Units shall be made by check, money order or wire transfer as more fully described in the Subscription Agreement. The minimum purchase by any Purchaser shall be $60,000, unless subscriptions for lesser amounts are accepted at the discretion of the Company and the Placement Agent. The Placement Agent and the Company agree that the Units will be offered solely to “accredited investors” within the meaning of Rule 501 of Regulation D (“Accredited Investors”) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and Rule 506 of Regulation D under the Securities Act.

B. All funds received from subscriptions arranged will be promptly transmitted to the escrow account maintained at U.S. Bank National Association and designated as “U.S. Bank National Association/China Industrial Waste Management, Inc. - Escrow Account.” In the event that a Closing occurs, the funds received in respect of the Units closed on will be forwarded to the Company, against delivery of the appropriate amount of the Common Stock and Warrants, net of (i) the placement agent commission equal to cash in an amount equal to seven percent (7%) of the gross proceeds of the Units sold in the Offering, (ii) a two percent (2%) non-accountable expense allowance, (iii) the Placement Agent Units, and (iv) reimbursement for any out-of-pocket costs and expenses paid or to be paid by the Placement Agent pursuant to the terms of this Agreement.

C. Upon the Closing of the sale of 45 Units, one (1) Placement Agent Closing Unit (“Placement Agent Closing Unit”) consisting of 150,000 shares of Common Stock (the “Placement Agent Closing Shares”) and one five-year warrant (the “Placement Agent Closing Warrant”) to purchase 300,000 shares of Common Stock (the “Placement Agent Closing Warrant Shares”) in the following amounts and exercise prices: 75,000 with an exercise price of $3.50 per share; 75,000 with an exercise price of $4.00 per share; 75,000 with an exercise price of $4.50 per share; and 75,000 with an exercise price of $5.00 per share.

D. The Company and Placement Agent reserve the right to reject any subscriber, in whole or in part, in their sole reasonable discretion. Funds received by the Company from any subscriber whose subscription is rejected will be returned to such subscriber, without deduction therefrom or interest thereon, but no sooner than such funds have cleared the banking system in the normal course of business.

3.	Representations, Warranties and Covenants of Placement Agent.

The Placement Agent represents, warrants and covenants as follows:

(i) It has the necessary power to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii) The execution and delivery by the Placement Agent of this Agreement and the consummation of the transactions contemplated herein will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which a Placement Agent is a party or by which a Placement Agent or its properties are bound, or any judgment, decree, order or, to a Placement Agent’s knowledge, any statute, rule or regulation applicable to a Placement Agent. This Agreement constitutes the legal, valid and binding obligation of the Placement Agent, enforceable against the Placement Agent in accordance with its terms, except to the extent that (a) the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof is subject to general principles of equity, or (c) the indemnification provisions hereof may be held to be violative of public policy.

(iii) The Placement Agent will deliver to each Purchaser, prior to any submission by such person of a written offer relating to the purchase of the Units, a copy of the Offering Documents, as they may have been most recently amended or supplemented by the Company.

(iv) Upon receipt of an executed Subscription Agreement, the Placement Agent will promptly forward copies of the subscription documents to the Company.

(v) The Placement Agent will not deliver the Offering Documents to any person they do not reasonably believe to be an Accredited Investor or to any person in a state where it does not reasonably believe that the Offering is exempt from the applicable state “Blue Sky” laws.

(vi) The Placement Agent will not intentionally take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the respective rules and regulations promulgated thereunder (the “Rules and Regulations”).

(vii) The Placement Agent shall have no obligation to insure that (a) any check, note, draft or other means of payment for the Units will be honored, paid or enforceable against the subscriber in accordance with its terms; or (b) subject to the performance of the Placement Agent’s obligations and the accuracy of the Placement Agent’s representations and warranties hereunder, (i) the Offering is exempt from the registration requirements of the Securities Act or any applicable state “Blue Sky” law; or (ii) any prospective Purchaser is an Accredited Investor; provided that Placement Agent will not deliver the Offering Documents to any person they do not reasonably believe to be an Accredited Investor.

(viii) The Placement Agent is a member in good standing of FINRA and is a broker-dealer registered as such under the Exchange Act and under the securities laws of the states in which the Securities will be offered or sold by the Placement Agent, unless an exemption for such state registration is available to the Placement Agent. The Placement Agent is in compliance with all material rules and regulations applicable to the Placement Agent generally and to the Placement Agent’s participation in the Offering.

(ix) The Placement Agent understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by the Company. No representation or warranty by the Placement Agent in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Placement Agent to the Company contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

4.	Representations and Warranties of the Company.

The Company represents and warrants as follows:

(i) The execution, delivery and performance by the Company of each of this Agreement, the Subscription Agreements, and the Escrow Agreement (as defined below) has been duly and validly authorized by the Company and is, or with respect to the Subscription Agreements, will be, a valid and binding obligation of the Company, enforceable in accordance with its respective terms, except to the extent that (a) the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect and affecting the rights of creditors generally, (b) the enforceability hereof or thereof is subject to general principles of equity; or (c) the indemnification provisions hereof or thereof may be held to be violative of public policy.

(ii) The issuance, sale and delivery by the Company of the Securities have been or will be prior to the Closing duly authorized by all requisite corporate action of the Company. The Warrant Shares, the Placement Agent Shares and the Placement Agent Closing Warrant Shares will, prior to the Closing, be duly reserved for issuance upon exercise of the Warrants, exercise of the Placement Agent Units and exercise of the Placement Agent Closing Warrant, respectively.

(iii) All issued and outstanding securities of the Company have been duly authorized and validly issued, fully paid and non-assessable and were issued in compliance with all applicable federal and state securities laws; the holders thereof have no rights of rescission or preemptive rights with respect thereto and are not subject to personal liability solely by reason of being security holders; and none of such securities was issued in violation of the preemptive rights of any holders of any security of the Company.

(iv) Except as set forth in the Offering Documents, there are: (i) no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements pursuant to which the Company is or may become obligated to issue, sell or repurchase any securities of the Company; (ii) no restrictions on the transfer of the Company’s capital stock imposed by the Company’s Certificate of Incorporation or Bylaws or any agreement to which the Company is a party, any order of any court or any governmental agency to which the Company is subject or any statute other than those imposed by relevant state and federal securities laws; (iii) no cumulative voting or preemptive rights for any of the Company’s capital stock; (iv) no registration rights under the Securities Act with respect to the Company’s capital stock; (v) no antidilution adjustment provisions or similar rights with respect to the outstanding securities of the Company will be triggered by the issuance of the Securities; (vi) no voting trusts or agreements, shareholders agreements, pledge agreements, buy-sell, rights of first offer, negotiation or refusal or proxies or similar arrangements relating to any securities of the Company to which the Company is a party; and (vii) no options or other rights to purchase securities from its shareholders granted by such shareholders.

(v) The Common Stock, Warrant Shares, Placement Agent Shares, Placement Agent Closing Shares, Placement Agent Closing Warrant and Placement Agent Closing Warrant Shares, when issued in accordance with the terms of the Subscription Agreement, Warrants, and the Placement Agent Units and the terms of this Agreement as the case may be, will be validly issued, fully-paid and non-assessable. The holders of the Securities will not be subject to personal liability under the Company’s Certificate of Incorporation or Bylaws or, any state law, solely by reason of being such holders; the Securities are not and will not be subject to the preemptive rights of any holder of any security of the Company.

(vi) The Company and each subsidiary has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property necessary to conduct its business (including, without limitation, any real or personal property stated in the Offering Documents to be owned or leased by the Company), free and clear of all liens, encumbrances, claims, security interests and defects of any nature whatsoever, other than those set forth in the Offering Documents and liens for taxes not yet due and payable. All of the leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default with respect to any of the terms or provisions of any of such leases or subleases, and no claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease.

(vii) There is no litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company, its subsidiaries or its properties or business. The Company or its subsidiaries is not a party to any order, writ, injunction, judgment or decree of any court that would prevent or adversely affect consummation of the transactions contemplated hereby or by the Offering Documents.

(viii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company and its subsidiaries have all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies (domestic and foreign) to conduct its businesses (and proposed business), and the Company and its subsidiaries are doing business in compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all foreign, federal, state and local laws, rules and regulations concerning the business in which it is engaged, except where failure to so comply would not have a material adverse effect on the Company taken as a whole (“MAE”). The Company and its subsidiaries have all corporate power and authority to enter into this Agreement, the Subscription Agreements, the Warrants, the Placement Agent Units, and Escrow Agreement and to carry out the provisions and conditions hereof and thereof and to issue, sell and deliver the Securities. No consents, authorizations, approvals, or orders of, or registration, qualification, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection herewith and therewith or to issue, sell and deliver the Securities, other than registration or qualification, or taking such action to secure exemption from such registration or qualification of the Securities under applicable state, federal or foreign securities laws, which actions have been taken or will be taken prior to the Closing or otherwise on a timely basis.

(ix) The Company is not in breach of, or in default under, any term or provision of any indenture, mortgage, deed of trust, lease, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it or any of its properties may be bound except as to breaches or defaults that, in the aggregate, would not have a MAE. The Company is not in violation of any provision of its charter or Bylaws or in violation of any franchise, license, permit, judgment, decree or order, or in violation of any statute, rule or regulation, except for the violation of statutes, rules or regulations that would not have a MAE. Neither the execution and delivery of this Agreement and the Subscription Agreements, nor the issuance and sale or delivery of the Securities, nor the consummation of any of the transactions contemplated herein or in the Subscription Agreements, nor the compliance by the Company with the terms and provisions hereof or thereof, has conflicted with or will conflict with, or has resulted in or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company may be bound or to which any of the property or assets of the Company is subject except where such default, lien, charge or encumbrance would not have a MAE; nor will such action result in any violation of the provisions of the charter or the Bylaws of the Company or, assuming the due performance by the Placement Agent of its obligations hereunder, any statute, order, rule or regulation applicable to the Company of any court or of any foreign, federal, state or other regulatory authority or other government body having jurisdiction over the Company.

(x) Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than Placement Agent and there are no claims for services in the nature of a finder’s or origination fee with respect to the sale of the Securities.

(xi) The Company owns or possesses, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses necessary to conduct its business (including, without limitation, any such license, patent or rights described in the Offering Documents as being owned or possessed by the Company) and there is no claim or action by any person pertaining to, or proceeding, pending or to the Company’s knowledge, threatened, which challenges the rights of the Company with respect to any trademarks, service marks, copyrights, service names, trade names, patents, patent applications and licenses used in the conduct of the Company’s business (including, without limitation, any such licenses or rights described in the Offering Documents as being owned or possessed by the Company); of the Company’s current products, services or processes do not infringe or will not infringe on the patents currently held by any third party.

(xii) Subject to the performance by the Placement Agent of its obligations hereunder, and the accuracy of the representations and warranties made by the respective investors in the Subscription Agreements, the Offering Documents and the offer and sale of the Securities comply, and will continue to comply, through the Offering Period with the requirements of Rule 506 of Regulation D promulgated by the Commission pursuant to the Securities Act and any other applicable federal and state laws, rules, regulations and executive orders. Neither the Offering Documents nor any amendment or supplement thereto, nor any other documents prepared by the Company in connection with the Offering contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All statements of material facts in the Offering Documents are true and correct as of the date of the Offering Documents and will be true and correct in all material respects on the date of each Closing except with respect to the number of shares of Common Stock outstanding and corresponding changes to the Company’s financial condition, which may change between the date hereof and the date of each Closing due to the issuance of securities in the Offering and the conversion of outstanding securities as described in the Offering Documents. If at any time prior to the completion of the Offering or other termination of this Agreement any event shall occur as a result of which it might, in the Company’s opinion, become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then existing, not misleading, the Company will promptly notify Placement Agent and will supply Placement Agent with amendments or supplements correcting such statement or omission.

(xiii) All taxes which are due and payable from the Company have been paid in full or appropriate extensions of such payment have been obtained and the Company does not have any tax deficiency or claim outstanding assessed or proposed against it.

(xiv) The Company nor any of its officers, directors, employees or agents, nor any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who is or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (B) if not given in the past, would have had a MAE on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Offering Documents, or (C) if not continued in the future, would adversely affect the assets, business or operations of the Company.

(xv) Intentionally Omitted.

(xvi) When the Common Stock, Warrant Shares, Placement Agent Shares, Placement Agent Closing Shares and Placement Agent Closing Warrant Shares shall have been duly delivered to the Purchasers and payment shall have been made therefore, the Purchasers shall have good and marketable title to the Common Stock, Warrant Shares, Placement Agent Shares, Placement Agent Closing Shares and Placement Agent Closing Warrant Shares, as the case may be, free and clear of all liens, encumbrances and claims whatsoever and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

(xvii) The Company understands that the foregoing representations and warranties shall be deemed material and to have been relied upon by Placement Agent. No representation or warranty by the Company in this Agreement, and no written statement contained in any document, certificate or other writing delivered by the Company to Placement Agent contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

(xviii) Upon receipt of an executed Subscription Agreement, Company will promptly forward copies of the subscription documents to Placement Agent.

(xix) Intentionally Omitted.

(xx) The Company will not take any action which it reasonably believes would cause the Offering to violate the provisions of the Securities Act, Exchange Act, or the Rules and Regulations.

(xxi) The Company shall not accept subscriptions from any person who it does not have reasonable grounds to believe is an Accredited Investor.

(xxii) As of the date hereof, the Company has no contractual liability or any other liability, whether accrued, contingent, absolute, determined, indeterminable or otherwise (“Liabilities”), which was not (i) reflected or reserved against in the Company’s financial statements or (ii) incurred in the ordinary course of business, consistent with past practice since the date of its inception balance sheet.

(xxiii) Since its inception, except as disclosed in the Offering Documents (including the SEC Reports), the Company and its subsidiaries have not incurred any liabilities or obligations, direct or contingent, not consistent with its past practices, or entered into any transaction not consistent with its past practices, which is material to the business of the Company and its subsidiaries, and, since the date of the Memorandum, there has not been any change in the capital stock of, or any incurrence of funded debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

(xxiv) Except as described in the Offering Materials, no person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

5.	Additional PRC Representations and Warranties.

A. All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of the Company and the subsidiaries have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

B. All filings and registrations with the PRC governmental authorities required in respect of the Company and the subsidiaries and their operations including, without limitation, the registration with the Ministry of Commerce, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau and customs authorities have been duly completed in accordance with the relevant PRC rules and regulations, except where, the failure to complete such filings and registrations does not, and would not, individually or in the aggregate, have a MAE.

C. The Company and the subsidiaries have complied with all relevant PRC laws and regulations regarding the contribution and payment of its registered share capital, the payment schedule of which has been approved by the relevant PRC governmental authorities to the extent required. There are no outstanding rights of, or commitments made by the Company or any subsidiary to sell any of their respective equity interests.

D. Neither the Company nor any subsidiary is in receipt of any letter or notice from any relevant PRC governmental authority notifying it of the revocation, or otherwise questioning the validity, of any licenses or qualifications issued to it or any subsidy granted to it by any PRC governmental authority for non-compliance with the terms thereof or with applicable PRC laws, or the need for compliance or remedial actions in respect of the activities carried out by the Company or such subsidiary, except such revocation as does not, and would not, individually or in the aggregate have a MAE.

E. The Company and the subsidiaries have conducted their respective business activities within their permitted scope of business or have otherwise operated their respective businesses in compliance with all relevant legal requirements and with all requisite licenses and approvals granted by competent PRC governmental authorities other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any part of the Company or any subsidiaries’ business which is subject to periodic renewal, neither the Company nor such subsidiary has any knowledge of any grounds on which such requisite renewals will not be granted by the relevant PRC governmental authorities.

F. With regard to employment and staff or labor, the Company and the subsidiaries have complied with all applicable PRC laws and regulations in all material respects, including without limitation, laws and regulations pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, individually or in the aggregate, have a MAE.

6.	Certain Covenants and Agreements of the Company.

The Company covenants and agrees at its expense and without any expense to Placement Agent as follows:

A. To advise Placement Agent of any adverse change in the Company’s financial condition, prospects or business or of any development materially affecting the Company or rendering untrue or misleading any material statement in the Offering Documents occurring at any time prior to a Closing as soon as reasonably practicable after the Company is either informed or becomes aware thereof.

B. To apply the net proceeds of the Offering substantially as described in the Offering Documents.

C. To bear the costs associated with printing the Offering Documents.

D. To comply with the terms of the Subscription Agreements, Warrants, Placement Agent Warrants, Placement Agent Closing Warrant and Placement Agent Units.

E. To issue to Placement Agent or its designees, at the Closing and upon payment of the agreed consideration therefore, Placement Agent Warrants to purchase the Placement Agent Units.

F. To issue to Placement Agent or its designees, at the Closing of the sale of 45 Units, the Placement Agent Closing Shares and the Placement Agent Closing Warrant.

G. To keep available out of its authorized and designated Common Stock, solely for the purpose of issuance and exercise of the Warrants and Placement Agent Units, such number of Warrant Shares and Placement Agent Shares.

H. Within three (3) days from the date hereof, Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to you regarding the deposit of funds pending the closing(s) of the Offerings with a bank or trust company acceptable to the Placement Agent (the “Escrow Agreement”).

I. There shall be satisfaction by the Placement Agent, in its sole discretion, with their ongoing due diligence of the Company.

7.	Indemnification.

The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, the directors, officers and employees of the Placement Agent and its affiliates and subagents and selected dealers, and each other person or entity, if any, controlling the Placement Agent or any of its affiliates (collectively, “Indemnified Persons”), from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, securityholders or creditors for, any losses, claims, damages, liabilities or expenses (including actions, claims or proceedings in respect thereof (collectively, “Actions”) brought by or against any person, including stockholders of the Company, and the cost of any investigation and preparation therefore and defense thereof) (collectively, “Losses”) related to or arising out of any statements or omissions made in the Offering Documents or any exhibit thereto or the services, commitment or other obligations undertaken or being considered by the Placement Agent in this Agreement in connection with the sale of the Securities in the Offering (collectively, “Placement Agent’s Role”), and claims relating to any finders or origination fees, except that the indemnification shall not apply to the Losses of an Indemnified Person that are determined by a court of competent jurisdiction in a final judgment not subject to appeal to have resulted from (A) the breach of any representation, warranty or covenant of the Placement Agent contained in this Agreement, or (B) the bad faith or gross negligence of such Indemnified Person or to Losses arising out of a claim under this subsection as to an alleged omission from or misstatement in, the Offering Documents or any exhibit thereto if either (i) at or prior to the execution of a Subscription Agreement the copy of the Memorandum and exhibits were not sent or delivered to the subscriber or (ii) the alleged untrue statement was corrected or the omission of a material fact alleged was contained in a supplement or amendment to the Memorandum was delivered to the subscriber prior to the written acceptance of the subscriber’s Subscription Agreement by the Company.

Promptly after receipt by an Indemnified Person (each an “indemnified party”) under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof, however, that no delay on the part of the indemnified party in notifying the indemnifying party shall relieve the indemnifying party from any obligation hereunder unless the indemnifying party is prejudiced by such delay. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ a single counsel to represent the indemnified parties who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified parties thereof against the indemnifying party, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party which consent shall not be unreasonably withheld.

If such an indemnity provided for in this Agreement is unavailable or insufficient for any Indemnified Person with respect to any Losses, then the indemnifying party, in lieu of indemnifying such Indemnified Person, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses (i) in such proportion as it is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the Transactions, or (ii) if the allocation provided by (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in (i) above, but also the relative fault on the Company, on the one hand, and of the Placement Agent on the other hand in connection with statements or omissions that resulted in Losses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand shall be deemed to be in the same proportion as the total proceeds from the Transactions (net of sales commissions, but before deducting other expenses) received by the Company bear to the commissions received by the Placement Agent. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to the information supplied by the Company, on the one hand, and the Placement Agent, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.

THE PLACEMENT AGENT HEREBY AGREES AND THE COMPANY HEREBY AGREES, ON ITS OWN BEHALF, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF PLACEMENT AGENT’S ROLE OR THIS PLACEMENT AGENT AGREEMENT.

8.	Payment of Expenses.

Whether or not the Offering is successfully completed, the Company hereby agrees to bear all of its expenses in connection with the Offering, including, but not limited to the following: due diligence, travel, lodging, filing fees, printing and duplicating costs, advertisements, postage and mailing expenses with respect to the transmission of offering material, registrar and transfer agent fees, escrow agent fees and expenses, fees of the Company’s counsel and accountants, issue and transfer taxes, if any, “Blue Sky” counsel fees and expenses and the legal fees and expenses of Placement Agent’s counsel in an amount not to exceed $10,000. It is agreed that the Company’s counsel shall perform the required Blue Sky legal services.

9.	Conditions of the Closing.

Provided the Offering shall have been subscribed for and funds representing such amount thereof shall have cleared, each Closing shall be held at the offices of the Company or such other place as mutually agreed upon by the parties. The obligations of the parties hereunder shall be subject to the continuing accuracy of their respective representations and warranties, in all material respects, as of the date hereof and as of the date of the Closing as if such representations and warranties had been made on and as of such Closing; the accuracy on and as of the date of each Closing of the statements of the officers of the Company made pursuant to the provisions hereof; and the performance by the Company and the Placement Agent, on and as of each Closing, of their respective covenants and obligations hereunder.

A. At and prior to each Closing, (i) there shall have been no material adverse change nor development involving a prospective change in the financial condition or operations except where such change would not have a MAE on the Company from the latest dates as of which such condition is set forth in the Offering Documents; (ii) there shall have been no material transaction, not in the ordinary course of business, entered into by the Company which has not been disclosed as having taken place or being contemplated in the Offering Documents or to the Placement Agent in writing; (iii) the Company shall not be in default under any provision of any instrument relating to any outstanding indebtedness, excluding trade payables, for which a waiver or extension has not been otherwise received except where such default would not have a MAE; (iv) except as set forth in the Offering Documents or in the Schedules to this Agreement, the Company shall not have issued any securities (other than those set forth in the Offering Documents or pursuant to the exercise of outstanding warrants or options) or declared or paid any dividend or made any distribution of its capital stock of any class and there shall not have been any material adverse change in the indebtedness (long or short term) or liabilities or obligations of the Company (contingent or otherwise); (v) no material amount of the assets of the Company shall have been pledged or mortgaged, except with respect to assets in the normal course of business and as indicated in the Offering Documents or in the Schedules to this Agreement; and (v) no action, suit or proceeding, at law or in equity, against the Company or affecting any of its properties or businesses shall be pending or threatened before or by any court or federal or state commission, board or other administrative agency, domestic or foreign, wherein an unfavorable decision, ruling or finding would have a MAE, except as set forth in the Offering Documents or in the Schedules of this Agreement.

B. The Offering will become qualified or be exempt from qualification under the securities laws of the several states no later than the date of the Closing and no stop order suspending the sale of the Units shall have been issued, and no proceedings for that purpose shall have been initiated or threatened.

C. At each Closing, the Company shall have duly executed and delivered the appropriate amount of Common Stock and Warrants to the respective holders thereof.

D. At each Closing, the Company shall duly and validly issue the warrant to purchase Placement Agent Units in accordance with the terms hereof.

E. Upon the Closing of the sale of 45 Units, the Company shall duly and validly issue the Placement Agent Closing Shares and Placement Agent Closing Warrant.

F. There shall be satisfaction by the Placement Agent, in its sole discretion, with its ongoing due diligence of the Company.

10.	Termination.

This Agreement shall terminate if a Closing does not take place on or before seven (7) business days following expiration of the Offering Period. Upon any termination of the Offering, all subscription documents and payments for the Securities not previously delivered to the Purchasers thereof, shall be returned to the respective subscribers, without interest thereon or deduction therefrom, and neither party hereto shall have any further obligation to each other, except as specifically provided herein.

11.	Miscellaneous.

A. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all which shall be deemed to be one and the same instrument.

B. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed effective when deposited in the United States mail, postage prepaid, or when received if personally delivered, sent by overnight courier or faxed, addressed as follows:

To Newbridge:

Newbridge Securities Corporation
1451 West Cypress Creek Road, Suite 204
Fort Lauderdale, Florida 33309
Fax: (954) 337-2901
Attention: Douglas Aguililla

to the Company:

China Industrial Waste Management, Inc.
No. 1 Huaihe West Road, E-T-D Zone
Delican PR China
Fax:
Attention: Dong, Juijing

or to such other address of which written notice is given to the others.

C. This Agreement shall be governed by and construed in all respects under the laws of the State of Florida, without reference to its conflict of laws rules or principles. Any suit, action, proceeding or litigation arising out of or relating to this Agreement shall be brought and prosecuted in any Florida State court sitting in the County of Broward, Florida and any Federal court sitting in the Southern District of the State of Florida. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the State of Florida and to service of process by registered or certified mail, return receipt requested, or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

D. This Agreement and the other agreements referenced herein contain the entire understanding between the parties hereto with respect to the subject Offering and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

E. The parties acknowledge the continued existence of the Business Advisory Agreement between the Company and the Placement Agent (the “Advisory Agreement). The Advisory Agreement shall be amended to eliminate Placement Agent’s right to receive certain fees referenced thereunder and to extend the term of the Advisory Agreement for an additional 90-day period.

F. Certain securities held by the Placement Agent and selected dealers engaged by the Placement Agent, if any, shall be subject to the “lock up” and transfer restrictions attached hereto.

G. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CHINA INDUSTRIAL WASTE MANAGEMENT, INC.

By:	/s/ Dong Jinqing
Name:	Dong Jinqing
Title:	President

NEWBRIDGE SECURITIES CORPORATION

By:	/s/ Douglas K. Aguililla
Name:	Douglas K. Aguililla
Title:	Managing Director of Investment Banking